                                                                    EXHIBIT 4(b)

                                     BY-LAWS

                                       OF

                             CITIGROUP FUNDING INC.

                             EFFECTIVE JANUARY, 2005

                                      INDEX

                                       TO

                                     BY-LAWS

                                       OF

                             CITIGROUP FUNDING INC.

                                      INDEX

                                       TO

                                     BY-LAWS

                                       OF

                             CITIGROUP FUNDING INC.

Article I - Offices

         Section       1.      Principal Office
         Section       2.      Other Offices

Article II - Meetings of Stockholders

         Section       1.      Annual Meeting
         Section       2.      Special Meetings
         Section       3.      Place of Meetings
         Section       4.      Notice of Meetings
         Section       5.      Organization
         Section       6.      Inspectors of Election
         Section       7.      Quorum and Adjournment
         Section       8.      Order of Business
         Section       9.      Vote of Stockholders

Article III - Board of Directors

         Section       1.      Number
         Section       2.      General Powers
         Section       3.      Place of Meetings
         Section       4.      Organization Meeting
         Section       5.      Regular Meetings
         Section       6.      Special Meetings: Notice and Waiver of Notice
         Section       7.      Organization
         Section       8.      Quorum and Manner of Acting
         Section       9.      Voting
         Section       10.     Resignations

Article IV -  Executive Committee

         Section      1.       Constitution and Powers
         Section      2.       Membership; Meetings; Quorum
         Section      3.       Records

Article V - Other Committees

         Section      1.       Other Committees
         Section      2.       Place of Meetings: Notice and Waiver of Notice

Article VI - The Officers

         Section      1.       Officers
         Section      2.       Term of Office
         Section      3.       Resignations
         Section      4.       The Chairman
         Section      5.       The President
         Section      6.       The Vice Chairmen
         Section      7.       The Executive Vice Presidents
         Section      8.       The Chief Financial Officer
         Section      9.       The Treasurer
         Section      10.      The Vice Presidents
         Section      11.      The Secretary

Article VII - Indemnification

Article VIII - Stock and Transfers of Stock

         Section      1.       Stock Certificates
         Section      2.       Transfer Agents and Registrars
         Section      3.       Transfers of Stock
         Section      4.       Lost Certificates

Article IX - Corporate Seal

         Section      1.       Seal
         Section      2.       Affixing and Attesting

Article X - Miscellaneous

         Section      1.       Fiscal Year
         Section      2.       Signatures on Negotiable Instruments
         Section      3.       Execution of Contracts and Other Instruments
         Section      4.       Shares of Other Corporations
         Section 5. References to Article and Section Numbers and to the Certificate of Incorporation
         Section      6.       Reference to Gender

Article XI - Amendments

                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office of Citigroup Funding Inc. shall be 1209 Orange Street, Wilmington, Delaware.

      Section 2. Other Offices. Citigroup Funding Inc. may establish or discontinue, from time to time, such other offices and places of business as may be deemed proper for the conduct of its business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. Annual Meeting. The annual meeting of stockholders shall be held on the third Tuesday in April of each year, or if that day be a legal holiday, on the next succeeding day not a legal holiday, or such other date as may be fixed by resolution of the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting.

      Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors and shall be called by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of common stock who hold of record collectively at least one-third of the outstanding shares of common stock. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting of stockholders.

      Section 3. Place of Meetings. Each meeting of stockholders shall be held at such place either within or outside the State of Delaware as may be designated by the Board of Directors for a particular meeting prior to the time when notice thereof is given to the stockholders entitled to vote thereat.

      Section 4. Notice of Meetings. Except as otherwise provided or permitted by law, the Certificate of Incorporation, or the By-Laws, notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote thereat either by delivering such notice to him personally or by mailing the same to him. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the records of Citigroup Funding Inc. unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall state the place, date and hour of the meeting, and if for a special meeting the purpose or purposes for which the meeting is called, and shall be given not less than ten nor more than fifty days before the date of the meeting.

      Section 5. Organization. The Chairman shall act as such chairman at all meetings of stockholders, shall call all meetings of stockholders to order and preside thereat. In the absence of the Chairman, the President shall act as such chairman and, in the absence of the Chairman and the President, the Vice Chairman, or if there be more than one Vice Chairman present, the one of them first appointed to such office shall act as such chairman. The Board of Directors may designate an alternate chairman for any meeting of stockholders, and if the Chairman, the President and such Vice Chairman are absent from a meeting and such an alternate chairman has been designated therefor, he shall act as chairman of the meeting. In the absence of the Chairman, the President, such Vice Chairman and such an alternate chairman, or if no such alternate chairman has been designated for a meeting and the Chairman, the President and such Vice Chairman are absent therefrom, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman shall be elected, who shall preside thereat. The Secretary of Citigroup Funding Inc. shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

      Section 6. Inspectors of Election. If the Board of Directors shall so determine, any election of directors by vote by ballot at a meeting of stockholders shall be conducted by three inspectors of election appointed for that purpose by the chairman of the meeting, who, before entering upon the discharge of their duties, shall by duly sworn faithfully to execute the duties of inspectors of election at such meeting with strict impartiality, and according to the best of their ability. If any such inspector appointed to act at any meeting shall not be present or shall fail to act, the chairman of the meeting shall appoint some other person present to act as inspector in his place. The inspectors of election at the request of the chairman of the meeting shall conduct any other vote by ballot taken at such meeting. Inspectors of election may also be appointed to act at meetings of stockholders at which directors are not to be elected, and at the request of the chairman of the meeting shall conduct any vote by ballot at such meeting.

      Section 7. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 8. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote.

      Section 9. Vote of Stockholders. Except as otherwise required by law or the Certificate of Incorporation, all action by stockholders by written consent in lieu of a meeting. The vote in the election of directors at a meeting of stockholders shall be by ballot unless the Board of Directors determines otherwise, and the vote upon any question before a meeting of stockholders shall be ballot if so directed by the chairman of the meeting. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise required by law or by the Certificate of Incorporation, directors to be elected at a meeting of stockholders shall be elected by a plurality of the votes cast at such meeting by the holders of shares entitled to vote in the election and whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting thereof, it shall be authorized by a majority of the votes cast at such meeting by the holders of stock entitled to vote thereon.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 1. Number. The number of directors constituting the Board of Directors of Citigroup Funding Inc. shall be such number as is fixed from time to time by resolution adopted by the Board of Directors or by the stockholders.

      Section 2. General Powers. The business, properties and affairs of Citigroup Funding Inc. shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to appoint the officers of Citigroup Funding Inc., to appoint and direct agents, and to grant general or limited authority to officers, employees and agents of Citigroup Funding Inc. to make, execute and deliver contracts and other instruments and documents in the name and on behalf of Citigroup Funding Inc. and over its seal, without specific authority in each case. In addition, the Board of Directors may exercise all the powers of Citigroup Funding Inc. and do all lawful acts and things that are not reserved to the stockholders by law or the Certificate of Incorporation.

      Section 3. Place of Meetings. Meetings of the Board of Directors, whether regular or special, shall be held at the principal office of Citigroup Funding Inc. or such other place within or without the State of Delaware as may, from time to time, be fixed by resolution of the Board of Directors, provided that the place so determined for any meeting may be changed to some other place, in the case of a regular meeting, by order of the Chairman, the President or any Vice Chairman, and in the case of a special meeting, by order of the person or persons at whose request the meeting is called if in either such case the place so changed is specified in a notice given as provided in Section 6 of this
Article III or in a waiver of notice thereof.

      Section 4. Organization Meeting. A newly elected Board of Directors shall meet and organize, as soon as practicable, after each annual meeting of stockholders, at the principal office of Citigroup Funding Inc., without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given as provided in
Section 6 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof. Any business that may properly be transacted by the Board of Directors may be transacted at any organization meeting thereof.

      Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held quarterly, in person or by phone, or by written consent as necessary, unless the Board of Directors shall otherwise determine, with notice to the directors of the date and time of such meeting, or, may be held at such other time and place as the Board shall have ordered at any previous meeting.

      Section 6. Special Meetings: Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman, or in the absence of the Chairman, the President, or in the absence of the Chairman and the President, any Vice Chairman, or on the request in writing of any three directors stating the purpose or purposes of such meeting. Notice of any special meeting, specifying the time and place of such meeting, shall be in form approved by the Chairman, or in the absence of the Chairman, the President, or in the absence of the Chairman and the President, such Vice Chairman, or if the meeting is called pursuant to the request of some other directors and there shall be a failure to approve the form of notice as aforesaid, then in form approved by such directors. Whenever notice of any meeting of the Board of Directors is required to be given under any provision of law, the Certificate of Incorporation or the By-Laws, a written waiver thereof signed by the director entitled to notice, whether before, at, or after the time of such meeting, shall be deemed equivalent to notice. Attendance of a director at any meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

      Section 7. Organization. The Chairman shall preside at all meetings of the Board of Directors and the Executive Committee of the Board of Directors (which Committee is provided for in Article IV and is hereinafter referred to as the "Executive Committee"). In the absence of the Chairman, the President or, in the absence of the Chairman and the President, the Vice Chairman, or if there be more than one Vice Chairman present, the one of them first appointed to such office, shall preside at all meetings of the Board of Directors and the Executive Committee. In the absence of the Chairman, the President and such Vice Chairman, a temporary chairman may be chosen by the members of the Board of Directors or of the Executive Committee present to preside at a meeting of the Board of Directors or of the Executive Committee, respectively. The Secretary of Citigroup Funding Inc. shall act as the secretary at all meetings of the Board of Directors and of the Executive Committee and in his/her absence a temporary secretary shall be appointed by the chairman of the meeting.

      Section 8. Quorum and Manner of Acting. At every meeting of the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum; and, except as otherwise provided by law, or by Section 1 of Article IV, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

      Section 9. Voting. On any question on which the Board of Directors or the Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors or the Executive Committee so requests.

      Section 10. Resignations. Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by such tender to the Chairman, the President or any Vice Chairman, or by giving written notice thereof to Citigroup Funding Inc.. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

                                   ARTICLE IV

                               EXECUTIVE COMMITTEE

      Section 1. Constitution and Powers. There may be an Executive Committee, which shall be constituted as provided in Section 2 of this Article IV. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of Citigroup Funding Inc., including the power and authority to declare dividends and to authorize the issuance of stock and other securities of Citigroup Funding Inc., and may authorize the seal of Citigroup Funding Inc. to be affixed to all papers which may require it; but the Executive Committee shall not have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of Citigroup Funding Inc.'s property and assets, recommending to the stockholders a dissolution of Citigroup Funding Inc. or a revocation of a dissolution, or amending the By-Laws.

      Section 2. Membership; Meetings; Quorum. The Executive Committee shall be composed of at least two directors. Meetings of the Committee shall be held upon call of the Chairman, any Vice Chairman, or the President. The vote of a majority of the members present shall suffice for the transaction of business.

      Section 3. Records. The Executive Committee shall keep minutes of its acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done or conferred under authority of the Board.

                                    ARTICLE V

                                OTHER COMMITTEES

      Section 1. Other Committees. The Board of Directors may, from time to time, appoint other committees, which shall have such powers and duties as the Board of Directors may properly determine, and may appoint one of the members of any such other committee to be its chairman. A majority of the members of such other committees shall constitute a quorum, unless otherwise specified by the Board of Directors.

      Section 2. Place of Meetings: Notice and Waiver of Notice. Meetings of committees of the Board of Directors shall be held at the principal office of Citigroup Funding Inc. or at such other places as the committee in question may, from time to time, determine, subject to the provisions of Section 2 of Article IV with respect to meetings of the Executive Committee. Meetings of any committee of the Board of Directors other than the Executive Committee may be called by the Chairman of such committee or by the Secretary at the request of any other member thereof. Notice of any meeting of any committee of the Board of Directors other than the Executive Committee shall be in form approved by the chairman of such committee, or if the meeting is called pursuant to the request of some other member of such committee and there is a failure to approve the form of notice as aforesaid, then in the form approved by such member. The provisions of Section 6 of Article III with respect to the giving and waiver of notice of special meetings of the Board of Directors shall also apply to all meetings of such other committee.

                                   ARTICLE VI

                                  THE OFFICERS

      Section 1. Officers. Citigroup Funding Inc. shall have a Chairman or a President or both, may have one or more Vice Chairmen, one or more Executive Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, and shall have a Secretary; and such officers shall be appointed by the Board of Directors, which may establish senior officer positions equivalent to and having duties and powers the same as these officers. The Board of Directors may also appoint one or more Assistant Secretaries and such other officers and agents as in their judgment the business of

Citigroup Funding Inc. may require, and any such officers may be appointed, subject to the authority of the Board of Directors, by the Chairman, the President, or any Vice Chairman.

      Section 2. Term of Office. All officers shall hold office during the pleasure of and until removed by the Board of Directors, or, in the case of officers who may be appointed by the Chairman, the President, or any Vice Chairman, until removed by one of them or by the Board of Directors.

      Section 3. Resignations. Any officer may resign at any time, either by oral tender of resignation to the Chairman, the President, or any Vice Chairman or by giving written notice thereof to Citigroup Funding Inc.. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

      Section 4. The Chairman. The Chairman shall be the Chief Executive Officer of Citigroup Funding Inc., and shall have general executive powers as well as the specific powers conferred by these By-Laws. He shall preside at meetings of the Board of Directors and the Executive Committee and at meetings of the stockholders.

      Section 5. The President. In the absence of a Chairman, the President shall be the Chief Executive Officer of Citigroup Funding Inc., and shall have general executive powers as well as the specific powers conferred by these By-Laws. In the absence of the Chairman, the President shall exercise the powers and duties of the Chairman related to meetings of the Board of Directors and the Executive Committee and meetings of the stockholders.

      Section 6. The Vice Chairmen. In the absence of the Chairman and the President, and in the order of their appointment to the office, the Vice Chairmen shall exercise the powers and duties of the Chairman related to meetings of the Board of Directors and the Executive Committee and meetings of the stockholders. The Vice Chairmen shall have general executive powers as well as the specific powers conferred by these By-Laws. Each of them shall also have such powers and duties as may from time to time be assigned by the Board of Directors, the Chairman, or the President.

      Section 7. The Executive Vice Presidents. Each Executive Vice President shall have general executive powers as well as the specific powers conferred by these By-Laws. Each Executive Vice President shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the President, or any Vice Chairman.

      Section 8. The Chief Financial Officer. The Chief Financial Officer shall have general executive powers and the specific powers conferred by these By-Laws, as well as the powers attendant to the office of Chief Financial Officer. The Chief Financial Officer shall also have such further powers and duties as may from time to time be assigned by the Board of Directors, the Chairman, the President, or any Vice Chairman.

      Section 9. The Treasurer. The Treasurer shall have general executive powers and the specific powers conferred by these By-Laws, as well as the powers attendant to the office of Treasurer. The Treasurer shall also have such further powers and duties as may from time to time be assigned by the Board of Directors, the Chairman, the President, or any Vice Chairman.

      Section 10. The Vice Presidents. The several Vice Presidents shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors, the Chairman, the President, or any Vice Chairman.

      Section 11. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, as provided in Section 4 of Article II and Section 6 of
Article III, and shall keep minutes of all proceedings at meetings of the stockholders, of the Board of Directors and of the Executive Committee, as well as of all proceedings at all meetings of other regular committees of the Board of Directors. He shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall have charge of the stock ledger and shall keep and account for all books, documents, papers and records of Citigroup Funding Inc., except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of Secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chairman, the President or any Vice Chairman shall perform his duties.

                                   ARTICLE VII

                                 INDEMNIFICATION

      Section 1. Citigroup Funding Inc. shall indemnify, to the fullest extent permissible under the General Corporation Law of the State of Delaware, or the indemnification provisions of any successor statute, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys' fees, actually and reasonably incurred by or imposed upon such person in connection with, or resulting from any claim, action, suit or proceeding (civil, criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director, officer or employee of the Company, or of another corporation, joint venture, trust or other organization in which such person serves as a director, officer or employee at the request of the Company, or by reason of such person being or having been an administrator or a member of any board or committee of the Company or of any such other organization, including, but not limited to, any administrator, board or committee related to any employee benefit plan.

      Citigroup Funding Inc. shall advance expenses incurred in defending a civil or criminal action, suit or proceeding to any such director, officer or employee upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount, if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

      The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.

                                  ARTICLE VIII

                          STOCK AND TRANSFERS OF STOCK

      Section 1. Stock Certificates. The stock of Citigroup Funding Inc. shall be represented by certificates signed by the Chairman or the President and the Secretary or an Assistant Secretary. Where any such certificate is countersigned by a Transfer Agent, other than Citigroup Funding Inc. or its employee, or by a Registrar, other than Citigroup Funding Inc. or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by Citigroup Funding Inc. with the same effect as if such officer, Transfer Agent or Registrar were such officer, Transfer Agent or Registrar at the date of its issue. The certificates representing the stock of Citigroup Funding Inc. shall be in such form as shall be approved by the Board of Directors.

      Section 2. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in the Borough of Manhattan, City, County and State of New York, and in such other city or cities as the Board of Directors may deem advisable, including any banking subsidiaries of Citigroup Funding Inc., from time to time, to act as Transfer Agents and Registrars of the stock of Citigroup Funding Inc.; and upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

      Section 3. Transfers of Stock. Transfers of stock shall be made on the books of Citigroup Funding Inc. only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached hereto, and with such proof of the authenticity of the signatures as Citigroup Funding Inc. or its agents may reasonably require. No transfer of stock other than on the records of Citigroup Funding Inc. shall affect the right of Citigroup Funding Inc. to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the records of Citigroup Funding Inc..

      Section 4. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers or any agent or agents thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent (or where such duly authorized agent is the Transfer Agent may itself countersign) and registered by the appropriate Registrar; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish to Citigroup Funding Inc. and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

                                   ARTICLE IX

                                 CORPORATE SEAL

      Section 1. Seal. The seal of Citigroup Funding Inc. shall be in such form as may be approved, from time to time, by the Board of Directors.

      Section 2. Affixing and Attesting. The seal of Citigroup Funding Inc. shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary or by any other person or persons as may be designated by the Board of Directors or the Secretary.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 1. Fiscal Year. The fiscal year of Citigroup Funding Inc. shall be the calendar year.

      Section 2. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

      Section 3. Execution of Contracts and Other Instruments. The Chairman, the President, any Vice Chairman, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Vice President, and the Secretary, or anyone holding a position equivalent to the foregoing pursuant to provisions of these By-Laws, shall each have general authority to execute contracts, bonds, deeds and powers of attorney in the name of and on behalf of Citigroup Funding Inc.. Any contract, bond, deed or power of attorney may also be executed in the name of and on behalf of Citigroup Funding Inc. by such other officer or such other agent as the Board of Directors may from time to time direct. The provisions of this Section 3 are supplementary to any other provisions of these By-Laws.

      Section 4. Shares of Other Corporations. The Chairman, the President, any Vice Chairman, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Vice President, and the Secretary, or anyone holding a position equivalent to the foregoing pursuant to provisions of these By-Laws, is each authorized to vote, represent and exercise on behalf of Citigroup Funding Inc., all rights incident to any and all shares of any other corporation or corporations standing in the name of Citigroup Funding Inc.. The authority herein granted to said officer to vote or represent on behalf of Citigroup Funding Inc. any and all shares held by Citigroup Funding Inc. in any other corporation or corporations may be exercised by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

      Section 5. References to Article and Section Numbers and to the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of Citigroup Funding Inc., as amended.

      Section 6. Reference to Gender. A reference in these By-Laws to one gender, masculine, feminine, or neuter, includes the other two; and the singular includes the plural and vice versa unless the context otherwise requires.

                                   ARTICLE XI

                                   AMENDMENTS

      The By-Laws may be altered, amended or repealed, and new By-Laws adopted, from time to time, by the Board of Directors at any regular or special meeting.

The undersigned, duly qualified and acting Secretary of Citigroup Funding Inc., a Delaware corporation, hereby certifies the foregoing to be a true and complete copy of the By-Laws of the said Citigroup Funding Inc., as at present in force and effect.

WITNESS, the hand of the undersigned and the seal of the said Citigroup Funding
Inc., this ............... day of .........................., ..................

                                ................................................